Exhibit 99.1

Gryphon Gold Files New Resource Model

Assessing gold resources to support mining

Vancouver, B.C. - June 3, 2008 - Gryphon Gold Corporation (GGN:TSX / GYPH:OTC.BB) filed on SEDAR and its website the recently completed CIM compliant NI 43-101 technical report in respect of the gold resource inventory for the Central Borealis deposit (previously announced April 30, 2008).

The total Central Borealis gold resource inventory is now calculated to be 1,422,500 ounces of measured and indicated gold ("M&I") and 1,104,500 ounces of inferred ("Infd") gold. This is an increase of 704,000 ounces of gold from the previous study (39% increase comprised of 209,000 ounces of M&I and 495,000 ounces of Infd resources) at an exploration cost of approximately $6.50/ounce. It is likely that much of the inferred mineralization can be upgraded to measured and indicated with a modest drill program.

These results confirm that the geological model developed by Gryphon Gold's geologists (Steve Craig and Roger Steininger) is proving successful. The model effectively identified the areas of mineralization that resulted in this significant increase; as well the model has identified areas in the Central Borealis where resources are open to possible expansion and where additional higher-grade material is likely to be delineated.

A drill program is being planned to follow up on these very encouraging results in the Central Borealis, and to apply the successful geological model to the very thick (up to 1,450 ft) zones of anomalous gold and alteration that were discovered in the Western pediments during the 2007 exploration program.

Summary table (as of April 28, 2008):

Measured				Indicated				Inferred
Tons	Grade		Ozs of	Tons	Grade		Ozs of	Tons	Grade/ton		Ozs of
,000	g/t	ozs/t	Gold	,000	g/t	ozs/t	Gold	,000	g/t	ozs/t	Gold

6,600	2.0	0.058	383,900	29,000	1.2	0.035	1,038,600	50,300	0.8	0.022	1,104,500

The technical report titled Technical Report on the Mineral Resources of the Borealis Gold Project Located in Mineral County, Nevada, U.S.A. has been filed with Canadian securities regulatory agencies on SEDAR and made available on the Company's website at www.gryphongold.com.

It is anticipated that these resources may support two distinct mining opportunities: an open-pit heap-leach mine plan for the oxide portion of the Central Borealis gold deposit as well as an open-pit mining plan for the higher grade unoxidized zones beneath and adjacent to the oxides:

  The in situ oxide portion of the gold resources, with approximately 170,000 of M&I and 177,000 of Infd ounces of gold at an average grade of 0.8 g/t1 (0.022 ozs/ton) may support a 40,000+ ounce/year heap leach mine. There is also a partly oxidized gold resource with approximately 74,000 of M&I and 73,000 of Infd ounces of gold at the same average grade that may further support the heap leach mine pending additional metallurgical testing to determine the degree of recoverability. In addition there is some 20 million tons of unspent heaps and low grade stockpiles whose gold content remains to be assessed.

  The unoxidized portion of the gold resources, with approximately 1,084,000 M&I and 715,800 Infd ounces of gold at an average grade of 1.5 g/t (0.044 ozs/ton) may support a 65,000+ ounce per year open-pit mine.

A technical report assessing the economics of the heap leach mine for the oxide portion of the Central Borealis resource is being prepared by Telesto Solutions Inc, a Nevada based independent engineering services firm under the supervision of John Key, Gryphon Gold's COO. Mr. Key joined Gryphon Gold in February, 2008 specifically with the intent to develop the mining potential of Gryphon Gold's mineral resources. As a mining engineer he worked for the Teck Cominco organization from 1983 to 2004 were he was directly responsible for running, in succession, the Magmont, Polaris, and Red Dog mines and served as General Manager, Projects.

_______________________

1 This is comprised of 5.9 million tons of M&I material containing 170,000 ounces at a grade of 1.1 g/t (0.029 ozs/ton) and 9.7 million tons of Infd material containing 177,000 ounces at a grade of 0.65g/t (0.018 ozs/ton).

The technical report is anticipated to be ready for release in July 2008. As well, a preliminary internal report assessing the potential for an open-pit mine plan for the higher grade unoxidized zones is in progress. The development of mining operations for any of the resources will require completion of positive feasibility studies and a decision to proceed would be subject to regulatory approvals and financing.

Gryphon Gold is a Nevada focused gold exploration company. Its principal gold resource, the 1.4 million measured and indicated and 1.1 million inferred ounce Borealis deposit, is located in the Walker Lane gold belt of western Nevada. The Borealis gold system is one of the largest known volcanic-hosted high-sulphidation gold-bearing mineralized systems in Nevada. Nevada Eagle Resources, a wholly owned subsidiary, has over 50 highly prospective gold properties located in desirable gold trends in Nevada. Nevada Eagle's principal properties have a cumulative 900,000 of historical ounces of gold (the historical estimates are based on internal reports prepared by prior owners prior to February 2001 and were not prepared in accordance with CIM NI 43-101 standards and thus their reliability has not been verified). A number of Nevada Eagle's principal properties are subject to joint venture or farm in agreements in favor of third parties.

ON BEHALF OF THE BOARD OF DIRECTORS OF GRYPHON GOLD CORPORATION

Anthony (Tony) Ker, CEO

Full financial statements and securities filings are available on our website: www.gryphongold.com and www.sec.gov or www.sedar.com. For further information please contact:

  Tony Ker, Chief Executive Officer, 604-261-2229, or e-mail at tker@gryphongold.com, or alternatively

  Micheal Longinotti, CFO, 604-261-2229, or e-mail at mlonginotti@gryphongold.com

The Borealis property is described in the technical report dated April 28, 2008, titled Technical Report on the Mineral Resources of the Borealis Gold Project Located in Mineral County, Nevada, U.S.A. and prepared in accordance with National Instrument 43-101 of the Canadian Securities Administrators. The technical report describes the exploration history, geology and style of gold mineralization at the Borealis property.

This press release was reviewed by Dr. R. Steininger of Gryphon Gold, a Qualified Person as defined by National Instrument 43-101 of the Canadian Securities Administrators. This press release contains "forward-looking information" which may include, but is not limited to, statements with respect to resource estimates, projections, our planned exploration and drilling programs, expected results for the updated report for the Borealis property, timing of the heap-leach feasibility study and drilling results, the availability of future financing for exploration and other plans, projections, estimates and expectations. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected.

All mineral resources have been estimated in accordance with the definition standards on mineral resources and mineral reserves of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in National Instrument 43-101, commonly referred to as NI 43-101. U.S. reporting requirements for disclosure of mineral properties are governed by the United States Securities and Exchange Commission (SEC) Industry Guide 7. Canadian and Guide 7 standards are substantially different. This press release uses the terms "measured," "indicated," and "inferred" "resources." We advise investors that while those terms are recognized and required by Canadian regulations, the SEC does not recognize them. Inferred mineral resources are considered too speculative geologically to have economic considerations applied to them that enable them to be categorized as mineral reserves. It cannot be assumed that all or any part of an Inferred Mineral Resource will ever be upgraded to a higher category. Under Canadian rules, estimates of Inferred Mineral Resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. U.S. investors are cautioned not to assume that part or all of an inferred resource exists, or is economically or legally minable. We do not undertake to update forward-looking statements.